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                                                              EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference this Registration Statement on Form S-8 of our report dated February 16, 1993, which appears on page 33 of the 1992 Annual Report to Stockholders of E. I. du Pont de Nemours and Company, which is incorporated by reference in E. I. du Pont de Nemours and Company's Annual Report on Form 10-K for the year ended December 31, 1992. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 20 of such Annual Report on Form 10-K.


Price Waterhouse
30 South Seventeenth Street
Philadelphia, Pennsylvania  19103

January 5, 1994